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                                                                    Exhibit 10.3

                              AMENDED AND RESTATED
                         SEVERANCE AGREEMENT AND RELEASE

     This AMENDED AND RESTATED AGREEMENT (the "Agreement") is made by and between Curis, Inc. (the "Company") and Dr. Doros Platika (the "Executive"). All capitalized words and terms used in this Agreement and not defined herein shall have the respective meanings ascribed to them in the Letter Agreement dated January 28, 2002 between the Company and the Executive (the "Letter Agreement").

     WHEREAS, the parties wish to resolve amicably the Executive's separation from the Company and establish the terms of the Executive's severance arrangement, and

     WHEREAS, the parties wish to amend and restate the terms and conditions of the severance agreement and release attached to the Letter Agreement as Exhibit A,

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Termination Date. The Executive's effective date of termination from the Company is May 3, 2002 (the "Termination Date").


2. Consideration. In return for the execution by the Executive of this Agreement and the acknowledgement by the Executive that the Financing Milestone has not been achieved, the Company hereby agrees to provide the Executive with the following severance benefits:

     (a) Severance Pay. The Company shall provide the Executive with severance pay at a bi-weekly rate of $14,134.62, less all applicable local, state and federal taxes and withholdings (the "Salary Continuation"), from the Termination Date up to and including Friday, August 9, 2002 (the "Severance Period"). The Salary Continuation shall be paid to the Executive in accordance with the Company's regular payroll practices (as they may be established or modified from time to time), but in no event will the first installment of the Salary Continuation under this section be paid earlier than the eighth (8th) day following the date the Executive signs this Agreement.

     (b) Continuation of Benefits. If the Executive is eligible for and elect continuation of group health insurance coverage under the federal COBRA law, the Company shall pay the costs of the Executive's group health insurance premium payments during the Severance Period. Thereafter, the Executive will be solely responsible for any and all payments during the elected period of health insurance coverage under COBRA. During the Severance Period, the Company will also continue the Executive's participation in any other benefits that the he enjoyed immediately prior to his separation of employment, provided that he meets the eligibility requirements for such benefits under the terms of any applicable benefit plan documents.

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     (c)  Loan Forgiveness. The 1996 Promissory Note and the 2001 Promissory
          Note will be forgiven and discharged in full, and the Pledge Agreement and Mortgage shall be terminated.

          (1) The forgiveness of the 1996 Promissory Note shall be accompanied by the payment of a bonus in the amount of any federal and state income tax payable by the Executive as a result of such forgiveness plus any federal and state income tax payable by the Executive with respect to such bonus.

          (2) The forgiveness of the 2001 Promissory Note shall be accompanied by the payment of a bonus in the amount of the minimum federal and state income tax payable by the Executive as a result of such forgiveness plus the minimum federal and state income tax payable by the Executive with respect to such bonus. For the avoidance of doubt, the parties hereby acknowledge that, in connection with the forgiveness of the 2001 Promissory Note, the Company will report $799,603.77 as additional compensation to the Executive, which amount is derived as follows: (i) $500,000 of principal amount of the 2001 Promissory Note forgiven, (ii) $29,737.50 of interest accrued under the 2001 Promissory Note forgiven and (iii) $269,866.27 of bonus in the amount of the minimum federal and state income tax payable by the Executive.

     (d) Vested Shares. A total of 250,000 shares under the April 2001 Option Grant shall be deemed to be vested as of the Termination Date, and the remaining 250,000 shares under such grant shall cease to be subject to such option.

     (e) Extension of Exercise Date. The exercise period for all outstanding options held by the Executive shall continue until 5:00 p.m., Eastern Daylight Time, on Monday, May 5, 2003 (it being understood that if any incentive stock option is exercised more than 90 days after the termination date, it shall cease to be treated for tax purposes as an incentive stock option, but rather shall constitute a so-called non-statutory stock option).

3.   Releases.

          (a) Executive Release. The Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, employees and successors (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against any or all of the Released Parties arising out of his employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.(S)2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C., (S)621 et seq., the Americans With
     Disabilities Act of 1990, 42 U.S.C.,(S)12101 et seq., and the Family and Medical Leave Act, 29 U.S.C.(S)2601 et seq., all as amended, and similar state and local statutes including but not limited to the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,(S)1 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.(S)1681 et seq., the Employee Retirement
     Income

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     Security Act of 1974 ("ERISA"), 29 U.S.C.(S)1001 et seq., the Massachusetts
     Civil Rights Act, M.G.L. c.12(S)(S)11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93(S)102 and M.G.L. c.214,(S)1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149,(S)1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214,(S)1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, any and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options, and any claim or damage arising out of the Executive's employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from (i) filing, cooperating with, or participating in any discrimination proceeding before the EEOC or a state Fair Employment Practices Agency (except that the Executive acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) or (ii) bringing any legal action for the purposes of enforcing any obligations of the Company to the Executive under this Agreement or the Letter Agreement. The Executive does not release the Company from any obligation to indemnify the Executive to the fullest extent provided in the Company's By-Laws and Certificate of Incorporation.

          (b) Company Release. The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature arising out of his employment with and separation from the Company; provided, however, that nothing in this section 3(b) shall release the Executive from any obligation expressly set forth in this Agreement or any claims arising out of or related to the Executive's commission of acts involving fraud, criminal activity or misconduct committed during his employment with the Company.

4. Non-Disclosure and Non-Competition. The Executive acknowledges his obligation to keep confidential all non-public information concerning the Company which he acquired during the course of his employment with the Company. The Executive further acknowledges and reaffirms his obligations under the Invention and Non-Disclosure Agreement and the Non-Compete and Non-Solicitation Agreement he executed at the commencement of his employment with the Company, the terms of which remain in full force and effect.

5.   Return of Company Property. The Executive agrees to return, within seven
     (7) days of his execution of this Agreement, all Company property in his possession or control, including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones and pagers. The Executive further agrees to leave intact all electronic Company documents, including those which he developed or help develop during his employment.

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6.   Non-Disparagement. The Executive understands and agrees that as a condition for payment to him of the consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees to direct its officers directors, agents and employees not to make any false, disparaging, derogatory or defamatory statements in public or in private regarding the Executive or the Executive's employment with the Company.

7. Confidentiality. To the extent permitted by law, the Executive understands and agrees that as a condition for payment to him of the consideration herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the Executive, his agents and representatives and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

8. Nature of Agreement. The Executive understands and agrees that this Agreement is a severance agreement and release and does not constitute an admission of liability or wrongdoing on the part of the Company.

9. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10. Waiver of Rights. No delay or omission by the Company or the Executive in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

12. Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

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13.  Acknowledgments. The Executive acknowledges that he has been given twenty-one (21) days to consider this Agreement and that he has been advised by his counsel, David Bunis of Dwyer and Collora, LLP, Boston, throughout the negotiation of the Letter Agreement and this Agreement. Further, the Executive acknowledges that he may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

14. Voluntary Assent. The Executive affirms that no other promises or agreements of any kind (other than the Letter Agreement) have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

15. Entire Agreement. This Agreement and the Letter Agreement contain and constitute the entire understanding and agreement between the parties with respect to severance benefits and supersede all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this section shall, however, modify, cancel or supersede the Executive's obligations as set forth in section 4 above.

16. Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement.

CURIS, INC.


By:   /s/ Daniel R. Passeri                   Date:    9/19/02
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     Daniel R. Passeri
     President and CEO

      /s/ Doros Platika                       Date:    9/19/02
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     Dr. Doros Platika